                                                                                                              Exhibit 23.1

CONSENT OF ERNST & YOUNG LLP

Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" and to the use in this Annual Report on Form 40-F of our reports dated January 20, 2011 with respect to the consolidated statements of financial position of Nordion Inc. (formerly MDS Inc.) (the “Company”) as at October 31, 2010 and 2009 and the consolidated statements of operations, shareholders’ equity and comprehensive income and cash flows for each of the years in the three year period ended October 31, 2010 and the effectiveness of internal control over financial reporting of the Company as at October 31, 2010, which appear in the Company’s 2010 Annual Report to Shareholders.

We also consent to the incorporation by reference of our reports dated January 20, 2011 in the following Registration Statements of the Company:

1.	Registration Statement (Form S-8 No. 333-12058),
2.	Registration Statement (Form S-8 No. 333-12548),
3.	Registration Statement (Form S-8 No. 333-13538), and
4.	Registration Statement (Form S-8 No. 333-170783).

/s/ Ernst & Young LLP
Chartered Accountants
Licensed Public Accountants

Ottawa, Canada
January 20, 2011